YUKON BUSINESS CORPORATIONS ACT
                               (Section 30 or 179)


                                                                       FORM 5-01

                                                           ARTICLES OF AMENDMENT


1.       Name of Corporation:

         SONUS CORP.

2.       Corporate Access No.:

         26907

3. The Articles of the above-named corporation are amended pursuant to a Court Order:

         Yes  ___ No  _X_

4.       The Articles of the above-named corporation are amended as follows:

         "RESOLVED, AS A SPECIAL RESOLUTION, THAT the Articles of Continuance of Sonus be amended to change the name of the corporation from "Sonus Corp." to "SSN Liquidating Corp." effective on the filing of articles of amendment with the Yukon registrar of corporations, that the officers are authorized to prepare and file such articles of amendment, and that the directors may revoke this resolution before it is acted on without further approval of the shareholders."

5.       Date                       Signature                          Title

         Oct 23/02               /s/ Brian S. Thompson                 Secretary